Exhibit 10.1

ANGEION CORPORATION

2002 STOCK OPTION PLAN

as amended through July 21, 2005

TABLE OF CONTENTS

SECTION 1.	General Purpose of Plan; Definitions
SECTION 2.	Administration
SECTION 3.	Stock Subject to Plan
(a)	Shares Reserved for Issuance

(b)	Adjustments

SECTION 4.	Eligibility
(a)	Eligible Participants

(b)	Annual Limit on Incentive Stock Options

SECTION 5.	Terms and Conditions of Stock Options
(a)	Exercise Price

(b)	Option Term

(c)	Exercisability

(d)	Method of Exercise

(e)	Tax Withholding

(f)	Non-transferability of Options

(g)	Termination by Death or Disability

(h)	Termination by Reason of Retirement

(i)	Other Termination

SECTION 6.	Restricted Stock
(a)	Administration

(b)	Awards and Certificates

(c)	Restrictions and Conditions

SECTION 7.	Change in Control
SECTION 8.	Amendments and Termination
SECTION 9.	General Provisions
(a)	Compliance With Laws

(b)	Company Authority; No Rights to Employment

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(c)	Repurchase Right

(d)	Forfeiture for Competition

(e)	Restrictions on Transfer

(f)	Effect of Transfer/Leave of Absence

SECTION 10.	Restrictions on Transfer of Shares Issued under Plan

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ANGEION CORPORATION

2002 STOCK OPTION

SECTION 1.  General Purpose of Plan; Definitions.

The name of this plan is the Angeion Corporation 2002 Stock Option Plan (the “Plan”).  The purpose of the Plan is to provide a continuing, long-term incentive to eligible officers, employees and Consultants of Angeion Corporation (the “Company”) and its Subsidiaries and to members of the Company’s Board of Directors; to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Agreement” means an agreement by and between the Company and an optionee or participant under the Plan setting forth the terms and conditions of the Stock Option grant or other award.

(b)           “Board” means the Board of Directors of the Company as it may be comprised from time to time.

(c)           “Cause” means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee’s willful misconduct or dishonesty, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company; provided, however, that if a different definition of Cause is contained in any operative agreement of employment between the Company and an optionee or participant, such definition of Cause shall control for purposes of this Agreement.

(d)           “Change of Control” means either of the following:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           a business combination, following which shareholders of the Company do not continue to beneficially own at least 50% of the voting power of the resulting entity or the members of the Company’s Board of Directors prior to the transaction do not constitute a majority of the resulting entity’s Board of Directors; or

(iii)          a liquidation, dissolution or sale of all or substantially all of the assets of the Company, and immediately thereafter, there is no substantial continuity of ownership with respect to the Company and the entity to which such assets have been transferred.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(f)            “Committee” means the Committee referred to in Section 2 of the Plan.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

(g)           “Company” means Angeion Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

(h)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent Corporation or a Subsidiary of the Company to render services, who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company.  A Non-Employee Director may serve as a Consultant.

(i)            “Disability” means permanent and total disability as determined by the Committee.

(j)            “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:  (i) if the Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (ii) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq SmallCap Market, the closing bid price for such Stock on the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (iii) if neither (i) nor (ii) is applicable, by any means determined to be fair and reasonable by the Committee, which determination shall be final and binding on all parties.

(k)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(l)            “Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

(m)          “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n)           “Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the Code and regulations thereunder.  For this purpose, remuneration includes any payment in exchange for good or services.  This definition shall be further governed by the provisions of Section 162(m) of the Code and regulations promulgated thereunder.

(o)           “Plan of Reorganization” means the plan of reorganization under Chapter 11 of the Bankruptcy Code as approved by the United States Bankruptcy Court.

(p)           “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(q)           “Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 6 below.

(r)            “Retirement” means an Optionee’s date of termination which is designated by the Committee as a “retirement” for purposes of the Plan.  If no designation is made, Retirement means retirement from active employment with the Company or any Subsidiary or Parent Corporation of the Company on or after age 65.

(s)           “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(t)            “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

(u)           “Subsidiary” means Medical Graphics Corporation and any other corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration.

The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors and Outside Directors, who shall serve at the pleasure of the Board.  Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, except for Stock Options intended to comply with regulations under Section 162(m) of the Code.

The Committee shall have the power and authority to grant to eligible employees, members of the Board of Directors or Consultants, pursuant to the terms of the Plan:  (i) Stock Options or (ii) Restricted Stock.

In particular, the Committee shall have the authority:

(i)            to select the officers and other employees of the Company and other eligible persons to whom Stock Options and Restricted Stock awards may from time to time be granted hereunder;

(ii)           to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii)          to determine the number of shares to be covered by each such award granted hereunder;

(iv)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto);

(v)           to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Agreements relating thereto); and to otherwise supervise the administration of the Plan.  Except to the extent prohibited by applicable law or the applicable rules and regulations of a stock exchange on which the Stock is traded, or of the Securities and Exchange Commission, the Committee may delegate to executive officers of the Company the authority to exercise the powers specified in clauses (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

The Committee may amend the terms of any previously granted Stock Option, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any optionee without his or her consent except to the extent authorized under the Plan.  The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all optionees.

Any granting of Options in excess of 359,463 Shares during the initial two year period following confirmation of the Plan of Reorganization shall require the approval of the Designee or Designees (as defined in the Company’s Articles of Incorporation).

SECTION 3.  Stock Subject to Plan.

(a)           Shares Reserved for Issuance.  The total number of shares of Stock reserved and available for distribution under the Plan shall be 800,000 shares(1).  Such shares shall consist of authorized and unissued shares.

If any shares become available as a result of canceled, unexercised, lapsed or terminated Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or terminated, such shares shall again be available for distribution in connection with future awards under the Plan.  Upon a stock-for-stock exercise of a Option or upon the withholding of stock for payment of the taxes on an Option, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

(b)           Adjustments.  The grant of a Stock Option or other award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

In the event of an increase or decrease in the number of shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the

(1) A total of 600,000 shares were originally authorized under the Plan.  An increase of 200,000 shares was authorized by the Board on June 6, 2005 and approved by the shareholders on July 21, 2005.

Company, the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock covered by each outstanding Stock Option and the price per share thereof and the number of shares subject to Restricted Stock awards shall be adjusted by the Committee to reflect such change.  Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

SECTION 4.  Eligibility.

(a)           Eligible Participants.  Officers, other employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Restricted Stock awards under the Plan.  The optionees and participants to receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares of Stock covered by each award.

(b)           Annual Limit on Incentive Stock Options.  The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(c)           162(m) Annual Limitation.  Notwithstanding the foregoing, no person shall receive grants of Options under this Plan that exceed 250,000(2) shares during any fiscal year of the Company.

SECTION 5.  Terms and Conditions of Stock Options.

Each Stock Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate including, without limitation, a provision that any Stock that may be acquired by an optionee in connection with a Stock Option granted hereunder be subject to a separate buy-sell, voting, shareholders’ or other similar agreement.  The Stock Options granted under the Plan may be of two types:  (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.  No Incentive Stock Options shall be granted under the Plan after that date which is ten (10) years after adoption of this Plan by the Board.

(2) The Plan originally provided that no person shall receive grants of stock that exceed 100,000 shares in any fiscal year.  This amount was increased to 250,000 on April 8, 2003 by the Board of Directors.  The change was approved by the shareholders on May 14, 2003.

The Committee shall have the authority to grant any eligible optionees Incentive Stock Options (if the optionee is an employee), Non-Qualified Stock Options, or both types of options.  To the extent that any option or portion of an option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.  The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price.  The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date the option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the Stock Option is granted.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the event that the Committee does not fix the term of a Stock Option, the term shall be ten years from the date the Stock Option is granted, subject to earlier termination as otherwise provided herein.  Notwithstanding the foregoing, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(c)           Exercisability.  Stock Options shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5(b) above.  In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant, subject to earlier termination as otherwise provided herein.  If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time.

(d)           Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company, specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.  As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of shares or attestation, shares of Stock already owned by the optionee and valued at Fair Market Value (which, in the case of Stock acquired upon exercise of an Option, have been owned for more than six months on the date of surrender); provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Option is granted.  No shares of Stock shall be issued until full payment therefor has been made.

(e)           Tax Withholding.  Each optionee shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the optionee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.  If the terms of a Option so permit, an optionee may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the optionee, or (ii) delivering to the Company from shares of Stock already owned by the optionee, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the optionee under this Section, and in the event shares are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.  Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(f)            Non-transferability of Options.

(i)            No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(ii)           The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (A) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that (1) there may be no consideration for any such transfer, (2) the Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(f)(ii), and (3) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 5(f)(i).  Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “optionee” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment of Sections 5(g), 5(h) and 5(i) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.

(g)           Termination by Death or Disability.  Unless the Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the Company or any Subsidiary or Parent Corporation terminates by reason of death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the optionee or the legal representative of the estate or by the legatee of the optionee under the will of the optionee, but may not be exercised after one year from the date of such death or Disability or the expiration of the stated term of the option, whichever period is shorter.  In the event of such termination by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(h)           Termination by Reason of Retirement.  Unless the Stock Option Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the Company or any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such Retirement or the expiration of the stated term of the option, whichever period is shorter.

(i)            Other Termination.  Unless the Stock Option Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the

Company or any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable as of the effective date of such termination, for the lesser of three months from the date of such termination or the expiration of the stated term of the option, whichever period is shorter.  Notwithstanding the above, in the event an optionee’s employment is terminated for Cause, all unexercised Options shall immediately terminate.

SECTION 6.  Restricted Stock.

(a)           Administration.  Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan.  The Committee shall determine the officers, employees and Consultants of the Company to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.  The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals.  The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)           Awards and Certificates.  The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(i)            Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan.  Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Angeion Corporation 2002 Stock Option Plan and an Agreement entered into between the registered owner and Angeion Corporation.  Copies of the Plan and Agreement are on file in the offices of Angeion Corporation, 350 Oak Grove Parkway, Saint Paul, Minnesota 55127.”

(ii)           The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c)           Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)            Subject to the provisions of this Plan and the award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan.  Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(ii)           Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3).  Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

(iii)          Subject to the provisions of the award Agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv)          In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

SECTION 7.  Change of Control.

The Committee may, in its sole and absolute discretion, at the time of grant provide for the acceleration, in whole or in part, of any Stock Option or Restricted Stock award granted under this Plan in the Agreement setting forth such an award.  Any terms and conditions applicable to acceleration shall be determined on an individual basis and need not be identical for similarly situated grantees.

In addition, if there is a Change of Control, the Committee may provide for one or more of the following:

(a)           the complete termination of this Plan and the cancellation of outstanding Stock Options and Restricted Stock awards not exercised or vested prior to a date specified by the

Committee (which date shall give optionees and other award recipients a reasonable period of time in which to exercise their awards prior to the effectiveness of such transaction);

(b)           that optionees holding outstanding Stock Options shall receive, with respect to each share of Stock subject to such award, as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction over the Fair Market Value per share of such Stock on the date of grant of the Stock Options, and award participants holding Restricted Stock awards shall receive, with respect to each share of Stock subject to such award, as of the effective date of any such Change of Control, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; provided that the Committee may, in lieu of such cash payment, distribute to such optionees and other award recipients shares of Stock of the Company or securities of any corporation succeeding the Company by reason of such transaction, such securities having a value equal to the cash payment herein;

(c)           the continuance of the Plan with respect to the exercise of Stock Options, Restricted Stock awards, which were outstanding as of the date of adoption by the Board of such plan for such Change of Control and provision to optionees and participants of the right to exercise their Stock Options, Restricted Stock award as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control.

The Board may restrict the rights of or the applicability of this Section 7 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

SECTION 8.  Amendments and Termination.

The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (a) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award previously granted, without the optionee’s consent, or (b) which, without the approval of the stockholders of the Company, would cause the Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, or the rules of the Nasdaq Stock Market or any stock exchange upon which the Stock is traded, or any other regulatory requirements.  Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) shall not be subject to the limitations of this Section 8.

SECTION 9.  General Provisions.

(a)           Compliance With Laws.  No shares of Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  The Committee may require each person purchasing shares pursuant to an award under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the Stock for investment purposes and without a view to distribution thereof.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The issuance of shares of Stock may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.

(b)           Company Authority; No Rights to Employment.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan shall not confer upon any employee optionee or Consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment or engagement with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment or engagement of any of its employees or Consultants at any time.

(c)           Repurchase Right.  The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase shares of Stock acquired pursuant to the Plan, pursuant to which the optionee or participant shall be required to offer to the Company upon termination of employment, engagement or other relationship, for any reason, any Stock that the optionee or participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(d)           Forfeiture for Competition.  The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any optionee or participant who at any time violates or breaches any applicable noncompetition agreement that such optionee has with the Company or any Subsidiary or Parent Corporation.

(e)           Restrictions on Transfer.  As a further condition to the grant of any award or the issuance of Stock to participants, the participants agrees to the following:

(i)            In the event the Company advises the optionee or participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or of any award granted to participant or any of the underlying Stock, the participant will not, for a period not to exceed one hundred and eighty (180) days from the effective date of the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any award granted to participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

(ii)           In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Committee shall have the right (i) to accelerate the exercisability of any Stock Option and the date on which such Stock Option must be exercised or accelerated the vesting of any Restricted Stock or Deferred Stock, provided that the Company gives the participant prior written notice of such acceleration, and (ii) to cancel any awards or portions thereof which the participant does not exercise prior to or contemporaneously with such public offering.

(iii)          In the event of a transaction which is treated as a “pooling of interests” under generally accepted accounting principles, the optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if the optionee is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and the optionee will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of a Stock Option pursuant to the Plan to assure compliance with this Section 8 or other provisions of the Plan.

(f)            Effect of Transfer/Leave of Absence.  For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)            a transfer of an employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;

(ii)           a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Committee if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

(iii)          a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within thirty (30) days after the end of such leave.

SECTION 10.  Restrictions on Resale of Shares Issued Under Plan.

Unless otherwise provided by the Board of Directors, including the approval of the Designee or Designees (as described in the Company’s Articles of Incorporation), each Option granted under the Plan to officers of Angeion or officers of Medical Graphics Corporation shall provide that the optionee is prohibited from transferring more than 60% of the shares issuable upon exercise of the Option until completion of the two year period after confirmation of the Plan of Reorganization.